EXHIBIT 99.7

                        SELECTED FINANCIAL DATA--UNITED

         The following table sets forth selected historical consolidated financial data of United. The selected historical consolidated financial data as of December 31, 2002 and December 31, 2003 and for each of the three fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 have been derived from United's audited consolidated financial statements appearing elsewhere in this offering memorandum. The selected historical consolidated financial data as of December 31, 1999, December 31, 2000 and December 31, 2001 and for the each of the two fiscal years ended December 31, 1999 and December 31, 2000 have been derived from United's audited financial statements not appearing elsewhere in this offering memorandum. The selected historical consolidated financial data as of and for the nine months ended September 30, 2003 and September 30, 2004 have been derived from United's unaudited consolidated financial statements included elsewhere in this offering memorandum, which financial statements reflect all adjustments (consisting of normal, recurring adjustments) which are, in the opinion of United's management, necessary for a fair presentation of United's financial statements. The historical results included below and elsewhere in this offering memorandum are not necessarily indicative of United's future performance, and results of operations for the nine-month period ended September 30, 2004 are not necessarily indicative of the results of United's operations for the full year. The following selected financial data should be read in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and United's, United Pet Group's and Nu-Gro's consolidated financial statements and the notes thereto included elsewhere in this offering memorandum. The selected financial data for the nine-month period ended September 30, 2004 includes the results of Nu-Gro from the date United acquired it on April 30, 2004 and the results of United Pet Group from the date United acquired it on July 30, 2004.

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                                                                                                              Nine Months Ended
                                                             Fiscal Year Ended December 31,                     September 30,
                                                  ------------------------------------------------------     --------------------
                                                                                                              (As
                                                                                                            Restated)
                                                    1999        2000       2001      2002(1)      2003      2003(2)        2004
                                                  -------     -------    -------     -------     ------    ---------     --------
                                                                                  ($ in millions)

Statement of Operations Data:

Net sales                                        $  284.5    $  265.8   $  273.3    $  480.0    $ 536.1    $  488.8     $   593.6

Cost of goods sold(3)(4)                            150.3       146.2      148.4       305.6      328.2       297.3         392.8

Gross profit                                        134.2       119.6      124.9       174.4      207.9       191.5         200.8

Operating expenses                                  104.0        77.1       80.2       113.2      139.0       111.5         138.2

Income from operations                               30.2        42.5       44.7        61.2       68.9        80.0          62.6

Income (loss) before income taxes                    (7.3)        1.5        8.9        28.8       32.7        52.4          28.7

Net income (loss)(5)                                (11.6)        1.4        6.7        25.3      115.5        31.6          21.3


Other Financial Data:

EBITDA(6)                                        $   32.6    $   47.7   $   49.7    $   71.4    $  85.5    $   92.2     $    86.8

Adjusted EBITDA(6)                                   58.4        55.7       58.2        72.9       86.8        93.4          96.5

Net cash provided by operating activities            24.5        10.8       25.4        38.2       17.3        47.0          86.4

Capital expenditures(7)                               3.0         4.0        7.9        10.5       11.7         6.7          12.0

Depreciation and amortization
(excluding amortization of debt issuance
costs)(8)                                             4.7         5.3        4.9        10.2       16.6        12.1          24.1


Balance Sheet Data (at period end):

Cash and cash equivalents                        $     --    $     --   $     --    $   10.3    $  11.4    $   44.1     $     8.3

Working capital                                      10.8         9.2       (9.5)       50.8       82.5       101.6         180.1

Total assets                                        241.9       234.9      272.6       386.0      479.9       403.6       1,054.7

Total debt, including capital lease obligation      369.3       354.3      351.8       404.9      392.2       392.8         872.3

Total shareholders' equity (deficit)               (186.8)     (170.8)    (144.4)      (96.2)      15.1       (67.7)         68.2

-----------------------------------

(1)    United's historical operating results for the year ended December 31, 2002 include the operating results of Schultz from
       May 9, 2002, the date of merger, and WPC Brands from December 6, 2002, the date of acquisition.

(2)    United had initially reflected the guidance outlined in EITF 02-17, "Recognition of Customer Relationship Intangible
       Assets Acquired in a Business Combination" as of the date United finalized the allocation of the purchase price in connection with its acquisition of Schultz, in the first quarter of 2003, and began amortizing the customer relationship intangible asset over its remaining useful life. In March 2004, United determined that the effect of the application of
       EITF 02-17 should have been applied from the date of acquisition and, as such should have resulted in a $2.4 million non-cash charge for the additional amortization related to the final valuation of the $24.6 million customer relationship intangible asset. Accordingly, United restated the March 31, 2003 quarterly financial information to include the non-cash adjustment, which has increased first quarter 2003 selling, general and administrative expenses by $2.4 million and decreased income before income tax expense and net income by $2.4 million, as the intangible assets are not deductible for tax purposes.

(3)    Cost of goods sold for the nine months ended September 30, 2004 includes a $9.3 million inventory write-up for inventory recorded at fair value in connection with the Nu-Gro and United Pet Group acquisitions in April 2004 and July 2004, respectively. Cost of goods sold for the year ended December 31, 2003 includes a $1.3 million inventory write-up for inventory recorded at fair value in connection with the WPC Brands acquisition in December 2002. Cost of goods sold for the year ended December 31, 2002 includes a $1.5 million inventory write-up for inventory recorded at fair value in connection with the Schultz merger in May 2002.

(4)    During the year ended December 31, 2001, United recorded an $8.5 million charge, of which $5.6 million was recorded in facilities and organizational rationalization related to a warehouse consolidation project and severance costs associated with an early voluntary retirement program, $2.7 million was recorded in cost of goods sold as a result of obsolete inventory related to the discontinuance of a product, and $0.2 million was recorded in selling, general and administrative expenses. In addition, selling, general and administrative expenses for the year ended December 31, 2003 includes a $2.4 million non-cash charge for additional amortization related to the final valuation of the $24.6 million customer relationship intangible asset acquired in United's merger with Schultz as previously described in note (2)
       above. For more information, see "Management's Discussion and Analysis of Financial Condition and Results of
       Operations--United--Other Events and Recent Strategic Transactions," included elsewhere in this offering memorandum.

(5)    During the year ended December 31, 2003, United determined it was more likely than not that it would fully utilize its deferred tax assets and, accordingly, it fully reversed the valuation allowance of $104.1 million resulting in an income tax benefit for the year ended December 31, 2003.

(6)    EBITDA represents net income plus interest expense, income tax expense, depreciation and amortization (excluding amortization or write-off of debt issuance costs). Adjusted EBITDA consists of EBITDA plus non-cash charges included within operating expenses, such as depreciation and amortization expense associated with the write-up of fixed assets and intangible assets acquired from Nu-Gro and United Pet Group to estimated fair value on their acquisition dates, as required by purchase accounting, and other non-cash expenses, and nonrecurring charges included within operating expenses, such as rationalization of certain facilities and organizational activities in 2001.

       EBITDA and Adjusted EBITDA are measures commonly used by financial analysts in evaluating performance. Accordingly, management believes that EBITDA and Adjusted EBITDA may be useful for potential purchasers of notes in assessing our operating performance and our ability to meet our debt service requirements. EBITDA and Adjusted EBITDA, as used herein, are not necessarily comparable to similarly titled measures of other companies. The items excluded from EBITDA and
       Adjusted EBITDA are significant in assessing our operating results and liquidity. EBITDA and Adjusted EBITDA should not be considered in isolation from, or as an alternative to, operating income, cash flow or other combined income or cash flow data prepared in accordance with U.S. GAAP.

       EBITDA and Adjusted EBITDA are calculated from net income and reconciled to operating income as follows ($ in millions):

                                                                                                         Nine Months Ended
                                                              Fiscal Year Ended December 31,               September 30,
                                                        --------------------------------------------    ---------------------
                                                                                                        (As Restated)
                                                         1999      2000     2001    2002      2003        2003          2004
                                                        ------    ------   ------  ------    ------     ---------      ------

Net income                                            $ (11.6)   $  1.4   $  6.7   $ 25.3   $ 115.5     $   31.6       $ 21.3
   Interest expense, net                                 35.2      41.0     35.8     32.4      36.2         27.6         33.9
   Income tax expense (benefit)                           4.3       0.1      2.2      3.4     (82.9)        20.8          7.4
   Loss on early debt extinguishment                      2.3        --       --       --        --           --           --
                                                        ------    ------   ------  ------    ------     ---------      ------
Operating income                                         30.2      42.5     44.7     61.2      68.9         80.0         62.7
   Depreciation and amortization (excluding
      amortization of debt issuance costs)                4.7       5.3      4.9     10.2      16.6         12.1         24.1
   Loss on early debt extinguishment                      2.3        --       --       --        --           --           --
                                                      -------    -------  -------  -------  --------    ---------      -------
EBITDA                                                   32.6      47.7     49.7     71.4      85.5         92.2         86.8
   Non-cash purchase accounting adjustments                --        --       --      1.5       1.3          1.3          9.3
   Other non-cash expenses                                 --        --       --       --        --           --          0.5
   Nonrecurring expenses:
      Recapitalization transaction costs                 10.7        --       --       --        --           --           --
      Change of control bonuses                           8.6        --       --       --        --           --           --
      Severance charges                                   2.4        --       --       --        --           --           --
      Non-recurring litigation                            1.6        --       --       --        --           --           --
      Loss on early debt extinguishment                   2.3        --       --       --        --           --           --
      Dursban related expenses                             --       8.0       --       --        --           --           --
      Facilities and organizational rationalization        --        --      8.5       --        --           --           --
                                                      -------    -------  -------  -------  --------    ---------      -------
Adjusted EBITDA                                       $  58.4    $ 55.7   $ 58.2   $ 72.9   $  86.8     $   93.4       $ 96.5
                                                      =======    =======  =======  =======  ========    =========      =======

(7)    Capital expenditures presented for the year ended December 31, 2000 exclude the execution of a capital lease for $5.3 million. The execution of such capital lease is considered a non-cash capital expenditure.

(8)    In accordance with current accounting standards, depreciation and amortization for the years ended December 31, 2003 and
       2002 does not include amortization of goodwill. The year ended December 31, 2001 includes amortization expense related to goodwill of less than $0.1 million. Depreciation and amortization for the year ended December 31, 2003 includes a $2.4 million non-cash charge for additional amortization related to the final valuation of the $24.6 million customer relationship intangible asset acquired in United's merger with Schultz. For more information, see "Management's
       Discussion and Analysis of Financial Condition and Results of Operations--United--Other Events and Recent Strategic
       Transactions."
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